Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Brad Shepherd, Senior Director, Investor Relations
(617) 796-8234
Senior Housing Properties Trust Announces Third Quarter 2018 Results
Third Quarter Net Income Attributable to Common Shareholders of $0.19 Per Share
Third Quarter Normalized FFO Attributable to Common Shareholders of $0.42 Per Share

Newton, MA (November 6, 2018):  Senior Housing Properties Trust (Nasdaq: SNH) today announced its financial results for the quarter and nine months ended September 30, 2018.
“Our consolidated portfolio of diverse healthcare properties once again produced stable results this quarter, with a 0.3% increase in consolidated same property Cash Basis NOI during the quarter,” stated Jennifer Francis, President and Chief Operating Officer.  “Our medical office and life science portfolios produced the strongest results, with same property Cash Basis NOI growing 2.4% during the quarter. Within our managed senior living portfolio, same property occupancy also increased 50 basis points to 86.3% during the quarter. Although we did not acquire any additional medical office or life science properties during the third quarter, we still have ample borrowing capacity to pursue our strategy of growing this segment of our portfolio.”
Results for the Quarter Ended September 30, 2018:
Net income attributable to common shareholders was $45.8 million, or $0.19 per diluted share, for the quarter ended September 30, 2018 compared to $34.4 million, or $0.14 per diluted share, for the quarter ended September 30, 2017. This increase in net income attributable to common shareholders is primarily the result of: (1) unrealized gains and losses on equity securities, net, of $35.1 million, or $0.15 per diluted share, which is included in earnings in accordance with new U.S. generally accepted accounting principles, or GAAP, standards effective January 1, 2018 and (2) acquisitions since July 1, 2017. This increase in net income attributable to common shareholders was partially offset by: (1) an increase in general and administrative expenses due to the $18.8 million, or $0.08 per diluted share, of business management incentive fee expense recognized for the quarter ended September 30, 2018 as a result of SNH's total shareholder return, as defined, exceeding the returns for the SNL U.S. REIT Healthcare index by 45.9% over the applicable measurement period compared to the $8.0 million of business management incentive fee expense recognized for the quarter ended September 30, 2017, (2) the disposition of six triple net leased senior living communities since July 1, 2017, (3) an increase in interest expense as a result of higher interest rates, and (4) impairment charges recognized for the quarter ended September 30, 2018.
Normalized funds from operations attributable to common shareholders, or Normalized FFO attributable to common shareholders, were $100.2 million and $104.0 million, or $0.42 and $0.44 per diluted share, for the quarters ended September 30, 2018 and 2017, respectively.

Reconciliations of net income attributable to common shareholders determined in accordance with GAAP to funds from operations attributable to common shareholders, or FFO attributable to common shareholders, and Normalized FFO attributable to common shareholders for the quarters ended September 30, 2018 and 2017 appear later in this press release.
Results for the Nine Months Ended September 30, 2018:
Net income attributable to common shareholders was $405.4 million, or $1.71 per diluted share, for the nine months ended September 30, 2018 compared to $82.6 million, or $0.35 per diluted share, for the nine months ended September 30, 2017. This increase in net income attributable to common shareholders is primarily the result of: (1) $261.9 million, or $1.10 per diluted share, of net gains on the sale of properties recognized for the nine months ended September 30, 2018, (2) unrealized gains and losses on equity securities, net, of $85.6 million, or $0.21 per diluted share, which is included in earnings in accordance with new GAAP standards effective January 1, 2018, and (3) acquisitions since January 1, 2017. This increase in net income attributable to common shareholders was partially offset by: (1) an increase in general and administrative expenses due to the $50.7 million, or $0.21 per diluted share, of business management incentive fee expense recognized for the nine months ended September 30, 2018 as a result of SNH's total shareholder return, as defined, exceeding the returns for the SNL U.S. REIT Healthcare index by 45.9% over the applicable measurement period compared to the $22.0 million of business management incentive fee expense recognized for the nine months ended September 30, 2017, (2) the disposition of six triple net leased senior living communities since January 1, 2017, and (3) an increase in interest expense as a result of higher interest rates.
Normalized FFO attributable to common shareholders were $312.2 million and $315.9 million, or $1.31 and $1.33 per diluted share, for the nine months ended September 30, 2018 and 2017, respectively.
Reconciliations of net income attributable to common shareholders determined in accordance with GAAP to FFO attributable to common shareholders and Normalized FFO attributable to common shareholders for the nine months ended September 30, 2018 and 2017 appear later in this press release.
Portfolio Operating Results:
For the quarter ended September 30, 2018, consolidated cash basis net operating income, or Cash Basis NOI, at properties owned continuously since July 1, 2017, or same property, increased 0.3% compared to the quarter ended September 30, 2017.
For the quarter ended September 30, 2018, 44.1% of net operating income, or NOI, came from 129 properties leased to medical providers, medical related businesses, clinics and biotech laboratory tenants, or MOBs, with 12.6 million leasable square feet. As of September 30, 2018, 95.6% of MOB square feet were leased compared to 95.8% as of September 30, 2017. Same property occupancy was 95.3% as of September 30, 2018 compared to 95.8% as of September 30, 2017. Same property Cash Basis NOI from MOBs increased 2.4% for the quarter ended September 30, 2018 compared to the quarter ended September 30, 2017.
For the quarter ended September 30, 2018, 39.6% of NOI came from 229 triple net leased senior living communities with 24,298 living units. The weighted average rent coverage for triple net leased senior living communities decreased to 1.13x for the 12 month period ended June 30, 2018 compared to 1.22x for the 12 month period ended June 30, 2017(1)(2). Same property Cash Basis NOI from triple net leased senior living communities increased 1.8% for the quarter ended September 30, 2018 compared to the quarter ended September 30, 2017.
For the quarter ended September 30, 2018, 13.5% of NOI came from 75 managed senior living communities with 9,515 living units. Occupancy at managed senior living communities was 86.7% for the quarter ended September 30, 2018 compared to 85.8% for the quarter ended September 30, 2017. Same property occupancy at managed senior living communities was 86.3% for the quarter ended September 30, 2018 compared to 85.8% for the quarter ended September 30, 2017. Same property average monthly rates at managed senior living communities were $4,225 for the quarter ended September 30, 2018 compared to $4,243
_____________________________________________________________________________________________________________________________
(1) SNH reports rent coverage one quarter in arrears because operating results from tenants are usually provided to SNH three months after the end of a fiscal quarter. Operating data from triple net leased senior living communities are provided by tenants and SNH has not independently verified this information.
(2) Excludes data for periods prior to SNH's ownership of certain properties, as well as properties sold or classified as held for sale during the periods presented.

for the quarter ended September 30, 2017. Same property Cash Basis NOI from managed senior living communities decreased 10.5% for the quarter ended September 30, 2018 compared to the quarter ended September 30, 2017. The primary reason for the decrease in same property Cash Basis NOI was an increase in property operating expenses.
SNH's 10 wellness centers remained 100% leased as of September 30, 2018 and September 30, 2017, and provided SNH with Cash Basis NOI of $4.5 million and $4.4 million for the three months ended September 30, 2018 and 2017, respectively.
Reconciliations of net income determined in accordance with GAAP to consolidated NOI, Cash Basis NOI and same property NOI and Cash Basis NOI by operating segment for the quarters ended September 30, 2018 and 2017 appear later in this press release.
Investment Activities:
During the quarter ended September 30, 2018, SNH invested approximately $7.4 million in improvements at its senior living communities that has generated or will generate additional rent under the terms of the applicable leases. In addition, SNH regularly makes additional investments at its MOBs and its managed senior living communities that it expects may maintain or enhance the competitive positions of those properties and may increase its operating revenue from those properties.
Financing Activities:
In July 2018, SNH prepaid approximately $90.6 million of secured debts encumbering 12 senior living communities that had a weighted average annual interest rate of 5.0% and maturity dates in October 2018.
In September 2018, SNH prepaid approximately $6.3 million of secured debt encumbering one senior living community that had an annual interest rate of 4.7% and a maturity date in January 2019.
Conference Call:
At 10:00 a.m. Eastern Time on Tuesday, November 6, 2018, President and Chief Operating Officer, Jennifer Francis, and Chief Financial Officer and Treasurer, Richard Siedel, will host a conference call to discuss SNH's third quarter 2018 financial results. The conference call telephone number is (877) 329-4297. Participants calling from outside the United States and Canada should dial (412) 317-5435. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Tuesday, November 13, 2018. To access the replay, dial (412) 317-0088. The replay pass code is 10123763.
A live audio webcast of the conference call will also be available in a listen-only mode on SNH’s website, which is located at www.snhreit.com. Participants wanting to access the webcast should visit SNH’s website about five minutes before the call. The archived webcast will be available for replay on SNH’s website following the call for about one week. The transcription, recording and retransmission in any way of SNH’s third quarter conference call are strictly prohibited without the prior written consent of SNH.
Supplemental Data:
A copy of SNH’s Third Quarter 2018 Supplemental Operating and Financial Data is available for download at SNH’s website, which is located at www.snhreit.com. SNH’s website is not incorporated as part of this press release.
SNH is a real estate investment trust, or REIT, that owns medical office and life science properties, senior living communities and wellness centers throughout the United States. SNH is managed by the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), or RMR Inc., an alternative asset management company that is headquartered in Newton, MA.
Please see the pages attached hereto for a more detailed statement of SNH’s operating results and financial condition, and for an explanation of SNH’s calculation of FFO attributable to common shareholders, Normalized FFO attributable to common shareholders, NOI and Cash Basis NOI and a reconciliation of those amounts to amounts determined in accordance with GAAP.

WARNING CONCERNING FORWARD LOOKING STATEMENTS
THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER SNH USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, "WILL", “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, SNH IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON SNH’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY SNH’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•
MS. FRANCIS’S STATEMENTS IN THIS PRESS RELEASE REGARDING SNH’S CONSOLIDATED PORTFOLIO PERFORMANCE AND INCREASED CONSOLIDATED SAME PROPERTY CASH BASIS NOI MAY IMPLY THAT SIMILAR OR BETTER RESULTS WILL BE ACHIEVED IN THE FUTURE. HOWEVER, SNH CANNOT BE SURE THAT IT WILL REALIZE SIMILAR OR BETTER RESULTS IN THE FUTURE.

•
MS. FRANCIS’S STATEMENTS IN THIS PRESS RELEASE THAT SNH'S MEDICAL OFFICE AND LIFE SCIENCE PORTFOLIO INCREASED SAME PROPERTY CASH BASIS NOI AND SNH'S MANAGED SENIOR LIVING PORTFOLIO INCREASED SAME PROPERTY OCCUPANCY MAY IMPLY THAT SIMILAR OR BETTER RESULTS WILL BE ACHIEVED IN THE FUTURE. HOWEVER, SNH CANNOT BE SURE THAT IT WILL REALIZE SIMILAR OR BETTER RESULTS IN THE FUTURE.

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THIS PRESS RELEASE INCLUDES A STATEMENT THAT SNH HAS AMPLE BORROWING CAPACITY TO PURSUE THE STRATEGY OF GROWING THE MEDICAL OFFICE AND LIFE SCIENCE PROPERTIES SEGMENT OF ITS PORTFOLIO. SNH CANNOT BE SURE THAT IT WILL IN FACT GROW THE MEDICAL OFFICE AND LIFE SCIENCE PROPERTIES SEGMENT OF ITS PORTFOLIO OR THE NOI REALIZED BY SNH FROM THAT SEGMENT OF ITS PORTFOLIO.

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THIS PRESS RELEASE INCLUDES A STATEMENT THAT SNH EXPECTS THE ADDITIONAL INVESTMENTS IT REGULARLY MAKES AT ITS MOBS AND MANAGED SENIOR LIVING COMMUNITIES MAY MAINTAIN OR ENHANCE THE COMPETITIVE POSITION OF THOSE PROPERTIES AND MAY INCREASE ITS OPERATING REVENUE FROM THOSE PROPERTIES. HOWEVER, THERE CAN BE NO ASSURANCE THAT THE FUTURE COMPETITIVE POSITION OF, OR THE OPERATING REVENUE FROM, THOSE PROPERTIES WILL INCREASE AS A RESULT OF THESE INVESTMENTS OR OTHERWISE. IN FACT, THE COMPETITIVE POSITION OF, AND SNH’S OPERATING REVENUE FROM, THOSE PROPERTIES MAY DECLINE.

THE INFORMATION CONTAINED IN SNH’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER “RISK FACTORS” IN SNH’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE SNH’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY SNH’S FORWARD LOOKING STATEMENTS. SNH’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.
YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.
EXCEPT AS REQUIRED BY LAW, SNH DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

SENIOR HOUSING PROPERTIES TRUST
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues:
Rental income	$173,648	$168,348	$521,961	$501,437
Residents fees and services	105,321	98,325	309,981	294,748
Total revenues	278,969	266,673	831,942	796,185

Expenses:
Property operating expenses	115,987	104,689	334,141	308,650
Depreciation and amortization	71,661	66,619	214,300	209,463
General and administrative (1)	31,032	19,883	85,228	57,880
Acquisition and certain other transaction related costs	51	19	138	148
Impairment of assets	4,525	—	5,073	5,082
Total expenses	223,256	191,210	638,880	581,223

Gain on sale of properties	—	—	261,916	—
Dividend income	660	659	1,978	1,978
Unrealized gains and losses on equity securities, net (2)	35,137	—	85,643	—
Interest and other income	248	128	362	323
Interest expense	(45,416)	(40,105)	(133,781)	(124,394)
Gain (loss) on early extinguishment of debt	108	(274)	(22)	(7,627)
Income from continuing operations before income tax expense and equity in earnings of an investee	46,450	35,871	409,158	85,242
Income tax expense	(79)	(109)	(444)	(300)
Equity in earnings of an investee	831	31	882	533
Net income	47,202	35,793	409,596	85,475
Net income attributable to noncontrolling interest	(1,397)	(1,379)	(4,181)	(2,865)
Net income attributable to common shareholders	$45,805	$34,414	$405,415	$82,610

Weighted average common shares outstanding (basic)	237,511	237,421	237,492	237,404
Weighted average common shares outstanding (diluted)	237,562	237,460	237,526	237,445

Per common share data (basic and diluted):
Net income attributable to common shareholders	$0.19	$0.14	$1.71	$0.35

(1)
General and administrative expenses include estimated business management incentive fee expense of $18,751 and $8,022 for the three months ended September 30, 2018 and 2017, respectively, and $50,708 and $22,048 for the nine months ended September 30, 2018 and 2017, respectively.

(2)
Unrealized gains and losses on equity securities, net, represent the adjustment required to adjust the carrying value of SNH's investments in RMR Inc. (Nasdaq: RMR) and Five Star Senior Living Inc. (Nasdaq: FVE), or Five Star, common stock to their fair value as of the end of the period in accordance with new GAAP standards effective January 1, 2018.

SENIOR HOUSING PROPERTIES TRUST
FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS ATTRIBUTABLE TO COMMON SHAREHOLDERS
(amounts in thousands, except per share data)
(unaudited)
Calculation of FFO and Normalized FFO Attributable to Common Shareholders(1):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income attributable to common shareholders	$45,805	$34,414	$405,415	$82,610
Depreciation and amortization expense	71,661	66,619	214,300	209,463
Noncontrolling interest's share of net FFO adjustments	(5,300)	(5,305)	(15,900)	(11,066)
Gain on sale of properties	—	—	(261,916)	—
Impairment of assets	4,525	—	5,073	5,082
FFO attributable to common shareholders	116,691	95,728	346,972	286,089

Estimated business management incentive fees (2)	18,751	8,022	50,708	22,048
Acquisition and certain other transaction related costs	51	19	138	148
(Gain) loss on early extinguishment of debt	(108)	274	22	7,627
Unrealized gains and losses on equity securities, net (3)	(35,137)	—	(85,643)	—
Normalized FFO attributable to common shareholders	$100,248	$104,043	$312,197	$315,912

Weighted average common shares outstanding (basic)	237,511	237,421	237,492	237,404
Weighted average common shares outstanding (diluted)	237,562	237,460	237,526	237,445

Per common share data (basic and diluted):
Net income attributable to common shareholders	$0.19	$0.14	$1.71	$0.35
FFO attributable to common shareholders	$0.49	$0.40	$1.46	$1.20
Normalized FFO attributable to common shareholders	$0.42	$0.44	$1.31	$1.33
Distributions declared	$0.39	$0.39	$1.17	$1.17
(1)         SNH calculates FFO attributable to common shareholders and Normalized FFO attributable to common shareholders as shown above.  FFO attributable to common shareholders is calculated on the basis defined by the National Association of Real Estate Investment Trusts, or Nareit, which is net income attributable to common shareholders, calculated in accordance with GAAP, excluding any gain or loss on sale of real estate and loss on impairment of real estate assets, if any, plus real estate depreciation and amortization and the difference between net income attributable to common shareholders and FFO attributable to noncontrolling interest, as well as certain other adjustments currently not applicable to SNH.  SNH’s calculation of Normalized FFO attributable to common shareholders differs from Nareit’s definition of FFO because SNH includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of SNH’s core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year, and SNH excludes acquisition and certain other transaction related costs expensed under GAAP such as legal and professional fees associated with SNH's acquisition and disposition activities, gains and losses on early extinguishment of debt, if any, unrealized gains and losses on equity securities, net, if any, and Normalized FFO, net of FFO, from noncontrolling interest, if any. SNH considers FFO attributable to common shareholders and Normalized FFO attributable to common shareholders to be appropriate supplemental measures of operating performance for a REIT, along with net income and net income attributable to common shareholders. SNH believes that FFO attributable to common shareholders and Normalized FFO attributable to common shareholders provide useful information to investors, because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, FFO attributable to common shareholders and Normalized FFO attributable to common shareholders may facilitate a comparison of SNH's operating performance between periods and with other REITs. FFO attributable to common shareholders and Normalized FFO attributable to common shareholders are among the factors considered by SNH’s Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain SNH’s qualification for taxation as a REIT, limitations in SNH’s revolving credit facility and term loan agreements and SNH’s public debt covenants, the availability to SNH of debt and equity capital, SNH’s expectation of its future capital requirements and operating performance and SNH’s expected needs for and availability of cash to pay its obligations. FFO attributable to common shareholders and Normalized FFO attributable to common shareholders do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income or net income attributable to common shareholders as indicators of SNH’s operating performance or as measures of SNH’s liquidity. These measures should be considered in conjunction with net income and net income attributable to common shareholders as presented in SNH’s condensed consolidated statements of income. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than SNH does.
(2)        Incentive fees under SNH’s business management agreement are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in SNH’s consolidated statements of income. In calculating net income attributable to common shareholders in accordance with GAAP, SNH recognizes estimated business management incentive fee expense, if any, in the first, second and third quarters. Although SNH recognizes this expense, if any, in the first, second and third quarters for purposes of calculating net income attributable to common shareholders, SNH does not include these amounts in the calculation of Normalized FFO attributable to common shareholders until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined.

(3)
Unrealized gains and losses on equity securities, net, represent the adjustment required to adjust the carrying value of SNH's investments in RMR Inc. and Five Star common stock to their fair value as of the end of the period in accordance with new GAAP standards effective January 1, 2018.

SENIOR HOUSING PROPERTIES TRUST
CALCULATION AND RECONCILIATION OF NET OPERATING INCOME (NOI) AND CASH BASIS NOI
(amounts in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Calculation of NOI and Cash Basis NOI(1):
Revenues:
Rental income	$173,648	$168,348	$521,961	$501,437
Residents fees and services	105,321	98,325	309,981	294,748
Total revenues	278,969	266,673	831,942	796,185
Property operating expenses	(115,987)	(104,689)	(334,141)	(308,650)
Property net operating income (NOI):	162,982	161,984	497,801	487,535
Non-cash straight line rent adjustments	(2,484)	(3,621)	(8,507)	(10,485)
Lease value amortization	(1,493)	(1,352)	(4,290)	(3,963)
Non-cash amortization included in property operating expenses(2)	(199)	(199)	(597)	(598)
Cash Basis NOI	$158,806	$156,812	$484,407	$472,489

Reconciliation of Net Income to Cash Basis NOI:
Net income	$47,202	$35,793	$409,596	$85,475

Equity in earnings of an investee	(831)	(31)	(882)	(533)
Income tax expense	79	109	444	300
(Gain) loss on early extinguishment of debt	(108)	274	22	7,627
Interest expense	45,416	40,105	133,781	124,394
Interest and other income	(248)	(128)	(362)	(323)
Unrealized gains and losses on equity securities, net	(35,137)	—	(85,643)	—
Dividend income	(660)	(659)	(1,978)	(1,978)
Gain on sale of properties	—	—	(261,916)	—
Impairment of assets	4,525	—	5,073	5,082
Acquisition and certain other transaction related costs	51	19	138	148
General and administrative expense	31,032	19,883	85,228	57,880
Depreciation and amortization expense	71,661	66,619	214,300	209,463
Property NOI	162,982	161,984	497,801	487,535

Non-cash amortization included in property operating expenses(2)	(199)	(199)	(597)	(598)
Lease value amortization	(1,493)	(1,352)	(4,290)	(3,963)
Non-cash straight line rent adjustments	(2,484)	(3,621)	(8,507)	(10,485)
Cash Basis NOI	$158,806	$156,812	$484,407	$472,489
(1)        The calculations of NOI and Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to SNH’s property level results of operations. SNH calculates NOI and Cash Basis NOI as shown above.  SNH defines NOI as income from its real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that SNH records as depreciation and amortization.  SNH defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fee amortization, if any, and non-cash amortization included in property operating expenses. SNH considers NOI and Cash Basis NOI to be appropriate supplemental measures to net income because they may help both investors and management to understand the operations of SNH’s properties. SNH uses NOI and Cash Basis NOI to evaluate individual and company wide property level performance, and it believes that NOI and Cash Basis NOI provide useful information to investors regarding its results of operations because these measures reflect only those income and expense items that are generated and incurred at the property level and may facilitate comparisons of its operating performance between periods and with other REITs. NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income or net income attributable to common shareholders as indicators of SNH’s operating performance or as measures of SNH’s liquidity.  These measures should be considered in conjunction with net income and net income attributable to common shareholders as presented in SNH’s condensed consolidated statements of income. Other real estate companies and REITs may calculate NOI and Cash Basis NOI differently than SNH does.
(2)       SNH recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SNH paid for its investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which is included in property operating expenses.

SENIOR HOUSING PROPERTIES TRUST
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)
(dollars in thousands)
(unaudited)

	For the Three Months Ended September 30, 2018					For the Three Months Ended September 30, 2017
Calculation of NOI and Cash Basis NOI:	MOBs	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	Non-Segment (2)	Total	MOBs	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	Non-Segment (2)	Total
Rental income / residents fees and services	$104,492	$64,538	$105,321	$4,618	$278,969	$96,116	$67,662	$98,325	$4,570	$266,673
Property operating expenses	(32,652)	—	(83,335)	—	(115,987)	(29,158)	—	(75,531)	—	(104,689)
Property net operating income (NOI)	$71,840	$64,538	$21,986	$4,618	$162,982	$66,958	$67,662	$22,794	$4,570	$161,984
NOI change	7.3%	(4.6)%	(3.5)%	1.1%	0.6%

Property NOI	$71,840	$64,538	$21,986	$4,618	$162,982	$66,958	$67,662	$22,794	$4,570	$161,984
Less:
Non-cash straight line rent adjustments	1,912	548	—	24	2,484	2,733	750	—	138	3,621
Lease value amortization	1,438	—	—	55	1,493	1,297	—	—	55	1,352
Non-cash amortization included in property operating expenses (3)	199	—	—	—	199	199	—	—	—	199
Cash Basis NOI	$68,291	$63,990	$21,986	$4,539	$158,806	$62,729	$66,912	$22,794	$4,377	$156,812
Cash Basis NOI change	8.9%	(4.4)%	(3.5)%	3.7%	1.3%

Reconciliation of NOI to Same Property NOI:
Property NOI	$71,840	$64,538	$21,986	$4,618	$162,982	$66,958	$67,662	$22,794	$4,570	$161,984
Less:
NOI not included in same property	4,651	—	1,536	—	6,187	347	4,070	(49)	—	4,368
Same property NOI (4)	$67,189	$64,538	$20,450	$4,618	$156,795	$66,611	$63,592	$22,843	$4,570	$157,616
Same property NOI change	0.9%	1.5%	(10.5)%	1.1%	(0.5)%

Reconciliation of Same Property NOI to Same Property Cash Basis NOI:
Same property NOI (4)	$67,189	$64,538	$20,450	$4,618	$156,795	$66,611	$63,592	$22,843	$4,570	$157,616
Less:
Non-cash straight line rent adjustments	1,581	548	—	24	2,153	2,714	710	—	138	3,562
Lease value amortization	1,500	—	—	55	1,555	1,297	—	—	55	1,352
Non-cash amortization included in property operating expenses (3)	199	—	—	—	199	199	—	—	—	199
Same property cash basis NOI (4)	$63,909	$63,990	$20,450	$4,539	$152,888	$62,401	$62,882	$22,843	$4,377	$152,503
Same property cash basis NOI change	2.4%	1.8%	(10.5)%	3.7%	0.3%

(1)
See above for the calculation of NOI and a reconciliation of net income determined in accordance with GAAP to that amount. For a definition of NOI and Cash Basis NOI, a description of why management believes they are appropriate supplemental measures and a description of how management uses these measures, please see footnote 1 to the table included on page 7.

(2)	Includes the operating results of certain properties that offer wellness, fitness and spa services to members.

(3)
SNH recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SNH paid for its investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which is included in property operating expenses.

(4)
Consists of properties owned continuously and properties owned and managed continuously by the same operator since July 1, 2017 and includes SNH's MOB (two buildings) that is owned in a joint venture arrangement and excludes properties classified as held for sale, if any.

SENIOR HOUSING PROPERTIES TRUST
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)
(dollars in thousands)
(unaudited)

	For the Nine Months Ended September 30, 2018					For the Nine Months Ended September 30, 2017
Calculation of NOI and Cash Basis NOI:	MOBs	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	Non-Segment (2)	Total	MOBs	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	Non-Segment (2)	Total
Rental income / residents fees and services	$309,497	$198,626	$309,981	$13,838	$831,942	$285,413	$202,340	$294,748	$13,684	$796,185
Property operating expenses	(94,773)	—	(239,368)	—	(334,141)	(83,980)	—	(224,670)	—	(308,650)
Property net operating income (NOI)	$214,724	$198,626	$70,613	$13,838	$497,801	$201,433	$202,340	$70,078	$13,684	$487,535
NOI change	6.6%	(1.8)%	0.8%	1.1%	2.1%

Property NOI	$214,724	$198,626	$70,613	$13,838	$497,801	$201,433	$202,340	$70,078	$13,684	$487,535
Less:
Non-cash straight line rent adjustments	6,486	1,722	—	299	8,507	7,769	2,304	—	412	10,485
Lease value amortization	4,124	—	—	166	4,290	3,797	—	—	166	3,963
Non-cash amortization included in property operating expenses (3)	597	—	—	—	597	598	—	—	—	598
Cash Basis NOI	$203,517	$196,904	$70,613	$13,373	$484,407	$189,269	$200,036	$70,078	$13,106	$472,489
Cash Basis NOI change	7.5%	(1.6)%	0.8%	2.0%	2.5%

Reconciliation of NOI to Same Property NOI:
Property NOI	$214,724	$198,626	$70,613	$13,838	$497,801	$201,433	$202,340	$70,078	$13,684	$487,535
Less:
NOI not included in same property	14,733	5,371	4,066	—	24,170	1,155	12,223	(140)	—	13,238
Same property NOI (4)	$199,991	$193,255	$66,547	$13,838	$473,631	$200,278	$190,117	$70,218	$13,684	$474,297
Same property NOI change	(0.1)%	1.7%	(5.2)%	1.1%	(0.1)%

Reconciliation of Same Property NOI to Same Property Cash Basis NOI:
Same property NOI (4)	$199,991	$193,255	$66,547	$13,838	$473,631	$200,278	$190,117	$70,218	$13,684	$474,297
Less:
Non-cash straight line rent adjustments	5,505	1,691	—	299	7,495	7,656	2,185	—	412	10,253
Lease value amortization	4,299	—	—	166	4,465	3,805	—	—	166	3,971
Non-cash amortization included in property operating expenses (3)	598	—	—	—	598	598	—	—	—	598
Same property cash basis NOI (4)	$189,589	$191,564	$66,547	$13,373	$461,073	$188,219	$187,932	$70,218	$13,106	$459,475
Same property cash basis NOI change	0.7%	1.9%	(5.2)%	2.0%	0.3%

(1)
See above for the calculation of NOI and a reconciliation of net income determined in accordance with GAAP to that amount. For a definition of NOI and Cash Basis NOI, a description of why management believes they are appropriate supplemental measures and a description of how management uses these measures, please see footnote 1 to the table included on page 7.

(2)	Includes the operating results of certain properties that offer wellness, fitness and spa services to members.

(3)
SNH recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SNH paid for its investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which is included in property operating expenses.

(4)
Consists of properties owned continuously and properties owned and managed continuously by the same operator since January 1, 2017 and includes SNH's MOB (two buildings) that is owned in a joint venture arrangement and excludes properties classified as held for sale, if any.

SENIOR HOUSING PROPERTIES TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)
(unaudited)

	September 30, 2018	December 31, 2017
ASSETS
Real estate properties	$8,017,214	$7,824,763
Accumulated depreciation	(1,607,602)	(1,454,477)
	6,409,612	6,370,286

Cash and cash equivalents	47,657	31,238
Restricted cash	108,335	16,083
Acquired real estate leases and other intangible assets, net	450,219	472,265
Other assets, net	437,621	404,147
Total assets	$7,453,444	$7,294,019

LIABILITIES AND EQUITY
Unsecured revolving credit facility	$195,000	$596,000
Unsecured term loans, net	548,080	547,460
Senior unsecured notes, net	2,215,900	1,725,662
Secured debt and capital leases, net	745,269	805,404
Accrued interest	34,727	17,987
Assumed real estate lease obligations, net	88,692	96,018
Other liabilities	231,296	228,300
Total liabilities	4,058,964	4,016,831

Total equity	3,394,480	3,277,188
Total liabilities and equity	$7,453,444	$7,294,019

(END)